UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   December 21, 2006
THE BISYS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31254	13-3532663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Eisenhower Parkway, Roseland, New Jersey	07068

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 973-461-2500
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events..
As previously reported, The BISYS Group, Inc. (the “Company”) was delayed in the filing of its Annual Report on Form 10-K for the fiscal year ended June 30, 2006, which was filed on December 18, 2006. In addition, the Company is not distributing the proxy statement for its annual meeting of stockholders for fiscal year 2006 (the “2006 Proxy Statement”) at this time. As a result, the Company has not yet provided all of the disclosures required under Section 303A of the NYSE Listed Company Manual. In December 2006, the Company advised the NYSE that it has delayed its 2006 annual meeting of stockholders, which previously had been anticipated to be held in November 2006, and was not prepared to file its 2006 Proxy Statement at the present time. Based upon discussions with the Company, the NYSE advised the Company that it could provide the required corporate governance disclosures through the filing of this Current Report on Form 8-K.
The NYSE Listed Company Manual requires NYSE-listed companies to make certain corporate governance disclosures in their Annual Reports on Form 10-K and proxy statements. In particular, Section 303A of the NYSE Listed Company Manual requires companies to:
•	disclose the board’s evaluation of each director’s relationship with the company, whether the board has adopted categorical standards of independence, and its determination as to the independence of each director;

•	identify the non-management director who presides at all regularly scheduled executive sessions of the non-management members of the board of directors;

•	disclose a method by which interested parties may communicate directly with the presiding director or the non-management directors as a group;

•	disclose the availability of such company’s corporate governance guidelines, code of business conduct and ethics and charters for the board’s audit, compensation and corporate governance committees on its website and in print upon stockholder request; and

•	disclose that (i) such company’s chief executive officer and chief financial officer have filed the certifications required by Section 302 of the Sarbanes-Oxley Act with the company’s most recently filed annual report on Form 10-K, and (ii) such company’s chief executive officer has certified to the NYSE that he is not aware of any violation of the NYSE corporate governance listing standards by the company.
Director Independence
The Company requires that its Board have a majority of Directors who meet the criteria for independence under applicable law and the rules of the NYSE. The Board of Directors reviewed each of the director’s relationships with the Company in conjunction with applicable law and the NYSE corporate governance rules, and has affirmatively determined that Messrs. Cooper, Haviland, Melone, Lyons and Uberoi, are independent directors under applicable law and the NYSE corporate governance rules. The Board determined that Mr. Casale is not an independent director due to the fact that he is serving as Interim President and Chief Executive Officer of the Company and that Mr. Bovin is not an independent director due to his relationship with Bear Stearns, which has been engaged to advise the Company in connection with its exploration of strategic alternatives.
Presiding Director for Executive Sessions
An executive session of non-management directors is held during each regular meeting and, where appropriate, during a special meeting. Prior to becoming Interim President and CEO in September 2006, Mr. Casale, the Non-Executive Chairman of the Board served as the presiding director of executive sessions of the non-management directors of the Board. Currently, the Chairpersons of the three standing Committees of the Board serve as the Chairperson of the executive session on a rotating basis.
Communication with Non-Management Directors
In accordance with the Company’s Corporate Governance Guidelines, all stockholder and interested party communications to any director, the non-management directors as a group or the Board of Directors shall be forwarded to The BISYS Group, Inc., Attention: General Counsel, 105 Eisenhower Parkway, Roseland, NJ 07068.
Corporate Governance Guidelines, Code of Business Conduct and Committee Charters
The Company has adopted the Code of Ethics that applies to our Chief Executive Officer and senior financial officers and a Code of Business Conduct and Ethics that applies to all directors, executive officers and employees of the Company. The Company’s Code of Ethics, Code of Business Conduct, Corporate Governance Guidelines, and charters for the Audit, Compensation and Nominating and Governance Committees are available on the Company’s website at www.bisys.com under the headings “Investor Relations-Corporate Governance.” Copies of the Code of Ethics, Code of Business Conduct, Corporate Governance Guidelines, and committee charters are also available to stockholders upon request, addressed to the Corporate Secretary at105 Eisenhower Parkway, Roseland, NJ 07068). Any waiver or amendment of these codes granted to an executive officer or director will be disclosed on our website or as otherwise permitted under applicable law.
Annual CEO Certification
The chief executive officer and chief financial officer certifications required under Section 302 of the Sarbanes-Oxley Act of 2002 have been filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006. The certification by the Company’s chief executive officer required under Section 303A.12(a) of the NYSE corporate governance rules will be submitted to the NYSE without qualification promptly upon the filing of this Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BISYS GROUP, INC.
Date: December 22, 2006	By:	/s/ Steven Kyono
Steven Kyono
Executive Vice President, General Counsel & Secretary

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